Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-63685 on Form N-1A of our report dated January 26, 2011, relating to the financial statements and financial highlights of Morgan Stanley Multi Cap Growth Trust (formerly, Morgan Stanley Capital Opportunities Trust) (the “Fund”) for the year ended November 30, 2010, which reference appears in the audited financial statements dated November 30, 2011 of the Fund that are incorporated by reference in the Statement of Additional Information dated March 30, 2012 (“SAI”), which is part of such Registration Statement.

We also consent to the references to us under the captions “Financial Highlights” in the Prospectus, and “Other Service Providers - Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the SAI, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 27, 2012